Exhibit 23.1

[Letterhead of Wilson Price]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-67402 on Form S-8) pertaining to the CharterBank 401(k) Plan (the “Plan”) of our report dated November 2, 2011, with respect to the financial statements of the Plan included in the Annual Report on Form 11-K for the fiscal year ended December 31, 2010 relating to the Plan, filed with the Securities and Exchange Commission.

Wilson, Price, Barranco, Blankenship & Billingsley, P.C.

/s/ Wilson, Price, Barranco, Blankenship & Billingsley, P.C.

Montgomery, Alabama
November 2, 2011